Exhibit 3.1

THE COMPANIES ACT (CHAPTER 50)

A PRIVATE COMPANY LIMITED BY SHARES

CONSTITUTION OF
T20 HOLDINGS PTE. LTD.

1. The name of the company is T20 HOLDINGS PTE. LTD.

2. The registered office of the company is situated in the Republic of Singapore.

3 PHILLIP STREET #19-01

ROYAL GROUP BUILDING

Singapore 048693

3. The liability of the members is limited.

4. The share capital of the company is

Currency	Amount of Issued Share Capital

UNITED STATES OF AMERICA,	9832
DOLLARS

5. We, the persons whose names and occupations are set out in this Constitution, desire to form a company in pursuance of this Constitution and we each agree to take the number of shares in the capital of the company set out against our respective names.

Name of Subscribers	Occupation of Subscribers	Number of Shares Allotted	Class of shares	Currency

FUATO LIMITED		137300	Ordinary	UNITED STATES OF AMERICA, DOLLARS(USD)

SEASON COVE LIMITED		234600	Ordinary	UNITED STATES OF AMERICA, DOLLARS(USD)

SNOWFIELDS WEALTH MANAGEMENT LIMITED		465700	Ordinary	UNITED STATES OF AMERICA, DOLLARS(USD)

TANUKI HOLDINGS LIMITED		145600	Ordinary	UNITED STATES OF AMERICA, DOLLARS(USD)

Dated this: 03/03/2022

Interpretation

6. —(1) In this Constitution —

“Act” means the Companies Act (Cap. 50);

“board of directors” means the board of directors of the company;

“directors” means the directors of the company;

“electronic register of members” means the electronic register of members kept and maintained by the Registrar for private companies under section 196 A of the Act;

“general meeting” means a general meeting of the company;

“member” means a member of the company;

“Registrar” has the same meaning as in section 4(1) of the Act;

“seal” means the common seal of the company;

“secretary” means a secretary of the company appointed under section 171 of the Act.

(2) In this Constitution —

(a)	expressions referring to writing include, unless the contrary intention appears, references to printing, lithography, photography and other modes of representing or reproducing words in a visible form; and

(b)	words or expressions contained in this Constitution must be interpreted in accordance with the provisions of the Interpretation Act (Cap. 1), and of the Act in force as at the date at which this Constitution becomes binding on the company.

Share capital and variation of rights

7. —(1) Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, shares in the company may be issued by the directors.

(2) Shares referred to in paragraph (1) may be issued with preferred, deferred, or other special rights or restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the directors, subject to any ordinary resolution of the company, determine.

8. —(1) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied with —

(a) the consent in writing of the holders of 75% of the issued shares of that class; or

(b) the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class.

(2) The provisions of this Constitution relating to general meetings apply with the necessary modifications to every separate general meeting of the holders of the shares of the class referred to in paragraph (1), except that —

(a) the necessary quorum is at least 2 persons holding or representing by proxy one-third of the issued shares of the class; and

(b) any holder of shares of the class present in person or by proxy may demand a poll.

(3) Section 184 of the Act applies with the necessary modifications to every special resolution passed at a separate general meeting of the holders of the shares of the class under paragraph (1).

9. The rights conferred upon the holders of the shares of any class issued with preferred or other rights are, unless otherwise expressly provided by the terms of issue of the shares of that class, treated as being varied by the creation or issue of further shares which ranks equally with the shares of that class.

10. The company may on any issue of shares pay any brokerage that is permitted by law.

11. —(1) Except as required by law, no person is to be recognised by the company as holding any share upon any trust.

(2) Except as required by law or by this Constitution, the company is not bound by or compelled in any way to recognise —

(a) any equitable, contingent, future or partial interest in any share or unit of a share; or

(b) any other rights in respect of any share or unit of share, other than the registered holder’s absolute right to the entirety of the share or unit of share.

(3) Paragraph (2) applies even when the company has notice of any interest or right referred to in paragraph (2)(a) or (b).

12. —(1) Every person whose name is entered as a member in the electronic register of members is entitled without payment to receive a certificate under the seal of the company in accordance with the Act.

(2) In respect of a share or shares held jointly by several persons, the company is not bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders.

Lien

13. —(1) The company has a first and paramount lien on —

(a) every share (that is not a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share; and

(b) all shares (other than fully paid shares) registered in the name of a single person for all money presently payable by the person or the person’s estate to the company.

(2) The company’s lien, if any, on a share extends to all dividends payable on the share.

(3) The directors may at any time declare any share to be wholly or partly exempt from paragraph (1) or (2), or both.

14. —(1) Subject to paragraph (2), the company may sell, in any manner as the directors think fit, any shares on which the company has a lien.

(2) No sale may be made under paragraph (1) unless —

(a) a sum in respect of which the lien exists is presently payable;

(b) a notice in writing, stating and demanding payment of the amount in respect of which the lien exists as is presently payable, has been given by the company to the registered holder for the time being of the share, or the person entitled to the share by reason of the death or bankruptcy of the registered holder of the share; and

(c) a period of 14 days has expired after the giving of the notice in sub-paragraph (b).

15. —(1) To give effect to any sale of shares under regulation 14, the directors may authorise any person to transfer the shares sold to the purchaser of the shares.

(2) Subject to regulations 25, 26 and 27, the company must lodge a notice of transfer of shares in relation to the shares sold to the purchaser with the Registrar.

(3) The purchaser of any shares referred to in paragraph (1) is not bound to see to the application of the purchase money, and the purchaser’s title to the shares is not affected by any irregularity or invalidity in the proceedings with respect to the sale of the shares.

16. —(1) The proceeds of any sale of shares under regulation 14 received by the company must be applied in payment of any part of the amount in respect of which the lien exists as is presently payable.

(2) Any remaining proceeds from the sale of shares must (subject to any lien for sums not presently payable as existed upon the shares before the sale but which have become presently payable) be paid to the person entitled to the shares at the date of the sale.

Calls on shares

17. —(1) The directors may from time to time make calls upon the members in respect of any money unpaid on their shares, other than in accordance with the conditions of the allotment of the shares, if both of the following conditions are met:

(a) no call is payable at less than one month after the date fixed for the payment of the last preceding call;

(b) at least 14 days’ notice specifying the time or times and the place of payment is given by the company to the members.

(2) Each member must pay to the company at the time or times and place specified in the notice referred to in paragraph (1)(b) the amount called on the member’s shares.

(3) The directors may revoke or postpone a call.

18. —(1) A call is treated as having been made at the time when the resolution of the directors authorising the call was passed.

(2) A call may be required to be paid by instalments.

19. The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

20. —(1) If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum for the period beginning on the day appointed for payment of the sum to the time of actual payment of the sum at such rate not exceeding 8% per annum as the directors may determine.

(2) The directors may waive, wholly or in part, the payment of the interest referred to in paragraph (1).

21. —(1) Any sum which, by the terms of issue of a share, becomes payable on allotment or at any fixed date is to be treated as a call duly made and payable on the date on which, by the terms of issue of the share, the sum becomes payable.

(2) In the case of non-payment of any sum referred to in paragraph (1), all the provisions of this Constitution as to payment of interest and expenses and forfeiture apply as if the sum had become payable by virtue of a call duly made and notified.

22. The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

23. —(1) The directors may, if they think fit, receive in advance from any member (if the member is willing) all or any part of the money uncalled and unpaid upon any shares held by the member.

(2) Upon the company receiving the money referred to in paragraph (1), the directors may (until the amount would, but for the advance, become payable) pay interest to the member at such rate not exceeding (unless the company in general meeting otherwise directs) 8% per annum as may be agreed upon between the directors and the member.

Transfer of shares

24. —(1) Subject to this Constitution, any member may transfer all or any of the member’s shares by instrument in writing in any usual or common form or in any other form which the directors may approve.

(2) The instrument of transfer must be executed by or on behalf of the transferor and the transferor remains the holder of the shares transferred until the name of the transferee is entered in the electronic register of members.

25. —(1) To enable the company to lodge a notice of transfer of shares with the Registrar under section 128(l)(a) of the Act, the following items in relation to the transfer of shares must be delivered by the transferor to the registered office of the company:

(a) the instrument of transfer;

(b) a fee not exceeding $1 as the directors from time to time may require;

(c) the certificate of the shares to which the instrument of transfer relates;

(d) any other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

(2) Upon receipt of the items referred to in paragraph (1), the company must, subject to regulation 26, lodge with the Registrar a notice of transfer of shares in accordance with section 128 of the Act and retain the instrument of transfer referred to in regulation 24.

26. The directors may decline to lodge a notice of transfer of shares with the Registrar if—

(a) the shares are not fully paid shares;

(b) the directors do not approve of the transferee; or

(c) the company has a lien on the shares.

27. The lodging of any notice of transfer of shares with the Registrar for the purpose of updating the electronic register of members may be suspended at any time and for any period as the directors may from time to time determine, but not for more than a total of 30 days in any year.

Transmission of shares

28. —(1) Where a sole holder of shares of the company dies, the company may recognise only the legal personal representatives of the deceased as having any title to the deceased’s interest in the shares.

(2) Where a joint holder of shares of the company dies, the company may recognise only the survivor or survivors of the deceased as having any title to the deceased’s interest in the shares.

(3) Nothing in paragraph (2) releases the estate of the deceased from any liability in respect of any share which had been jointly held by the deceased with other persons.

29. —(1) Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors, elect to —

(a) be registered as holder of the share in the electronic register of members; or

(b) nominate another person to be registered as the transferee of the share in the electronic register of members.

(2) Despite paragraph (1), the directors have the same right to decline or suspend the lodging of a notice of transfer of shares with the Registrar for the purpose of updating the electronic register of members under regulations 26 and 27 as they would have had in the case of a transfer of the share by the member referred to in paragraph (1) before the death or bankruptcy of the member.

30. —(1) If a person becoming entitled to a share in consequence of the death or bankruptcy of a member elects to be registered as holder of the share in the electronic register of members, the person must deliver or send to the company a notice in writing signed by the person stating that the person elects to be registered in the electronic register of members as the holder of the share.

(2) If a person becoming entitled to a share in consequence of the death or bankruptcy of a member elects to nominate another person to be registered as the transferee of the share in the electronic register of members, the person must execute a transfer to that other person a transfer of the share.

(3) All the limitations, restrictions, and provisions of this Constitution relating to the right to transfer and the lodging of a notice of transfer by the company in relation to any transfer of shares are applicable to any notice referred to in paragraph (1) or transfer referred to in paragraph (2), as if the death or bankruptcy of the member concerned had not occurred and the notice or transfer were a transfer signed by the member.

31. —(1) Where the registered holder of any share dies or becomes bankrupt, the personal representative of the registered holder or the assignee of the registered holder’s estate, as the case may be, is, upon the production of such evidence as may from time to time be properly required by the directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the company, or to voting, or otherwise), that the registered holder would have been entitled to if the registered holder had not died or become bankrupt.

(2) Where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder, they are, for the purposes of this Constitution, treated as joint holders of the share.

Forfeiture of shares

32. If a member fails to pay any call or instalment of a call on the day appointed for payment of the call or instalment of the call, the directors may, as long as any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of the unpaid part of the call or instalment, together with any interest which may have accrued.

33. The notice under regulation 32 must —

(a) name a day (not earlier than 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and

(b) state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made is liable to be forfeited.

34. —(1) If the requirements of a notice referred to in regulation 33 are not complied with, any share in respect of which the notice was given may, at any time after the notice is given but before the payment required by the notice has been made, be forfeited by a resolution of the directors passed for the purpose of forfeiting the share.

(2) Forfeiture under paragraph (1) includes all dividends declared in respect of the forfeited shares and not paid before the forfeiture.

35. A forfeited share may be sold or otherwise disposed of on any terms and in any manner as the directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on any terms as the directors think fit.

36. —(1) A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares.

(2) Despite paragraph (1), the person referred to in that paragraph remains liable to pay to the company all money which, at the date of forfeiture, was payable by the person to the company in respect of the shares (together with interest at the rate of 8% per annum beginning on the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of such interest).

37. A statutory declaration in writing that the declarant is a director or the secretary of the company, and that a share in the company has been forfeited on a date stated in the declaration, is conclusive evidence of the facts stated in the declaration as against all persons claiming to be entitled to the share.

38. —(1) The company may receive the consideration, if any, given for a forfeited share on any sale or disposition of the forfeited share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of (called in this regulation the transferee).

(2) Upon the company executing a transfer of the share in favour of the transferee, the company must lodge a notice of transfer of share with the Registrar under section 128 of the Act for the purpose of updating the electronic register of members to reflect the transferee as the registered owner of the forfeited share.

(3) The transferee is not bound to see to the application of the purchase money, if any, and the transferee’s title to the share is not affected by any irregularity or invalidity in the proceedings with respect to the forfeiture, sale, or disposal of the share.

39. The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time as if the sum had been payable by virtue of a call duly made and notified.

Conversion of shares into stock

40. The company may by ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares.

41. —(1) Subject to paragraph (2), the holders of stock may transfer the stock or any part of the stock in the same manner, and subject to the same regulations, by which the shares from which the stock arose might, prior to conversion, have been transferred.

(2) The directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum.

42. —(1) Subject to paragraph (2), the holders of stock have, according to the amount of the stock held by the holders, the same rights, privileges and advantages in relation to dividends, voting at meetings of the company and other matters as if they held the shares from which the stock arose.

(2) No privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) is to be conferred by any aliquot part of stock on the holder of such stock which would not, if existing in shares, have conferred that privilege or advantage on the holder of such stock.

43. Provisions of this Constitution applicable to paid-up shares apply to stock, and references to “share” and “shareholder” in this Constitution are to be read as if they were references to “stock” and “stockholder”, respectively.

Alteration of capital

44. The company may from time to time by ordinary resolution do any of the following:

(a) consolidate and divide all or any of its share capital;

(b) subdivide its shares or any of them such that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share is the same as it was in the case of the share from which the reduced share is derived;

(c) cancel the number of shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person or which have been forfeited, and diminish the amount of its share capital by the number of the shares so cancelled.

45. —(1) Subject to any direction to the contrary that may be given by the company in general meeting, all new shares must, before issue, be offered to all persons who, as at the date of the offer, are entitled to receive notices from the company of general meetings, in proportion, or as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled.

(2) The offer must be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, is treated to be declined.

(3) After the expiration of the time referred to in paragraph (2), or upon the person to whom the offer is made declining the shares offered, the directors may dispose of those shares in any manner as they think is the most beneficial to the company.

(4) The directors may dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the directors, be conveniently offered under this regulation.

46. The company may, by special resolution and with any consent required by law, reduce its share capital in any manner.

General meeting

47. —(1) An annual general meeting of the company must be held in accordance with the provisions of the Act.

(2) All general meetings other than the annual general meetings are called extraordinary general meetings.

48. —(1) An extraordinary general meeting may be requisitioned by —

(a) any director, whenever the director thinks fit; or

(b) any requisitionist as provided for by the Act.

(2) Upon a requisition being made under paragraph (1), an extraordinary general meeting must be convened.

49. —(1) Subject to the provisions of the Act relating to special resolutions and any agreement amongst persons who are entitled to receive notices of general meetings from a company, at least 14 days’ notice (exclusive of the day on which the notice is served or treated to be served, but inclusive of the day for which notice is given) of any general meeting must be given to persons entitled to receive notices of general meetings from the company.

(2) A notice of a general meeting must specify the following:

(a) the place at which the general meeting is held;

(b) the date and time of the general meeting;

(c) in case of special business to be transacted at the general meeting, the general nature of that business.

50. —(1) All business that is transacted at an extraordinary general meeting is special business.

(2) All business that is transacted at an annual general meeting is special business, except —

(a) the declaration of a dividend;

(b) the consideration of the financial statements, the reports of the auditors and the statements of the directors;

(c) the election of directors in the place of retiring directors; and

(d) the appointment and fixing of the remuneration of the auditors.

Proceedings at general meetings

51. —(1) No business is to be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.

(2) Except as otherwise provided in this Constitution, 2 members present in person form a quorum.

(3) In this regulation, “member” includes a person attending as a proxy or as representing a corporation or a limited liability partnership which is a member.

52. If within half an hour after the time appointed for a general meeting a quorum is not present, the meeting —

(a) in the case where the meeting is convened upon the requisition of members, is dissolved; or

(b) in any other case, is adjourned to the same day in the next week at the same time and place, or to another day and at another time and place as the directors may determine.

53. The chairman of a general meeting is —

(а) where the board of directors has appointed a chairman amongst the directors, the chairman; or

(b) where —

      (i) the chairman of the board of directors is unwilling to act as the chairman of the general meeting;

      (ii) the chairman is not present within 15 minutes after the time appointed for the holding of the general meeting; or

      (iii) the board of directors has not appointed a chairman amongst the directors, the member elected by the members present for the purpose of being the chairman of the general meeting.

54. —(1) The chairman may, with the consent of a general meeting at which a quorum is present, and must if so directed by a general meeting, adjourn the general meeting from time to time and from place to place.

(2) No business is to be transacted at any adjourned meeting other than the business left unfinished at the general meeting from which the adjournment took place (called in this regulation the original general meeting).

(3) There is no need to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting unless the adjourned meeting is to be held more than 30 days after the date of the original general meeting.

55. —(1) At any general meeting, a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded —

(a) by the chairman;

(b) by at least 3 members present in person or by proxy;

(c) by any member or members present in person or by proxy and representing not less than 5% of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than 5% of the total sum paid up on all the shares conferring that right.

(2) Unless a poll is demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(3) The demand for a poll may be withdrawn.

56. —(1) Subject to paragraph (2), if a poll is demanded it must be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs.

(2) A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately.

(3) The result of the poll is a resolution of the meeting at which the poll was demanded.

57. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded is entitled to a second or casting vote.

58. —(1) Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy or by attorney.

(2) On a show of hands every member or representative of a member who is present in person has one vote.

(3) On a poll every member present in person or by proxy or by attorney or other duly authorised representative has one vote for each share the member holds.

59. —(1) In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, is accepted to the exclusion of the votes of the other joint holders.

(2) For the purposes of paragraph (1), seniority is to be determined by the order in which the names stand in the electronic register of members.

60. A member who is mentally disordered or whose person or estate is liable to be dealt with in any way under the law relating to mental capacity may vote, whether on a show of hands or on a poll, by a person who properly has the management of the estate of the member, and any such person may vote by proxy or attorney.

61. No member is entitled to vote at any general meeting unless all calls or other sums presently payable by the member in respect of shares in the company have been paid.

62. —(1) No objection may be raised as to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered.

(2) Any objection made in due time must be referred to the chairman of the meeting, whose decision is final and conclusive.

(3) Every vote not disallowed at the meeting is valid for all purposes.

63. —(1) The instrument appointing a proxy must be in writing, in the common or usual form and —

(a) where the appointer is a corporation or a limited liability partnership, either under seal or under the hand of an officer or attorney duly authorised; or

(b) in any other case, under the hand of the appointer or of the attorney of the appointer duly authorised in writing.

(2) A proxy may but need not be a member of the company.

(3) The instrument appointing a proxy is treated as conferring authority to demand or join in demanding a poll.

64. Where an opportunity of voting for or against a resolution is to be conferred on members, the instrument appointing a proxy may be in the following form or such other form as the board of directors may approve:

“I/We*, [name(s)], of [address(es)], being a member/members* of the abovenamed company, appoint [name] of [address], or failing him/her, [name] of [address], as my/our* proxy to vote for me/us* on my/our* behalf at the [annual or extraordinary, as the case may be] general meeting of the company, to be held on [date], and at any adjournment of the meeting.

Signed on [date].

This form is to be used in favour of/against* the resolution.

*Delete whichever is not applicable. [Unless otherwise instructed, the proxy may vote as he or she thinks fit.]”.

65. —(1) The following documents must be deposited at the registered office of the company, or at such other place in Singapore as is specified in the notice convening the meeting by the time specified in paragraph (2) for the purpose of appointing a proxy:

(a) the instrument appointing a proxy;

(b) the power of attorney or other authority, if any, under which the instrument appointing the proxy is signed, or a notarially certified copy of that power of attorney or authority.

(2) For the purposes of paragraph (1), the time is —

(a) in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll; or

(b) in any other case, not less than 72 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote.

(3) An instrument of proxy is not valid if paragraph (1) is not complied with.

66. —(1) Subject to paragraph (2), a vote given in accordance with the terms of an instrument of proxy or attorney is valid despite —

(a) the previous death or mental disorder of the principal;

(b) the revocation of the instrument or of the authority under which the instrument was executed; or

(c) the transfer of the share in respect of which the instrument is given.

(2) Paragraph (1) does not apply if an intimation in writing of such death, mental disorder, revocation, or transfer has been received by the company at its registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

Directors: Appointment, etc.

67. —(1) At the first annual general meeting of the company, all the directors must retire from office.

(2) At every annual general meeting subsequent to the first annual general meeting of the company, one-third of the directors for the time being, or, if their number is not 3 or a multiple of 3, then the number nearest one-third, must retire from office.

68. A retiring director is eligible for re-election.

69. The directors to retire in every year must be those who have been longest in office since their last election, but, as between persons who became directors on the same day, those to retire must (unless they otherwise agree among themselves) be determined by lot.

70. —(1) The company at the meeting at which a director retires may fill the vacated office by electing a person to fill the vacated office.

(2) If the company does not fill the vacated office, the retiring director is, if he or she offers himself or herself for re-election and is not disqualified under the Act from holding office as a director, treated as re-elected, unless —

(a) at that meeting it is expressly resolved not to fill the vacated office; or

(b) a resolution for the re-election of that director is put to that meeting and lost.

71. The company may from time to time by ordinary resolution passed at a general meeting increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out of office.

72. —(1) The directors have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but the total number of directors must not at any time exceed the number fixed in accordance with this Constitution.

(2) Any director appointed under paragraph (1) holds office only until the next annual general meeting, and is then eligible for re-election.

(3) Any director appointed under paragraph (1) must not be taken into account in determining the directors who are to retire by rotation at the next annual general meeting.

73. —(1) The company may by ordinary resolution remove any director before the expiration of his or her period of office, and may by an ordinary resolution appoint another person in place of the removed director.

(2) The person appointed in place of the removed director is subject to retirement at the same time as if the person had become a director on the day on which the director in whose place the person is appointed was last elected a director.

74. —(1) The remuneration of the directors is, from time to time, to be determined by the company in general meeting.

(2) The remuneration of the directors is treated as accruing from day to day.

(3) The directors may also be paid all travelling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or in connection with the business of the company.

75. The shareholding qualification for directors may be fixed by the company in general meeting.

76. The office of director becomes vacant if the director —

(а) ceases to be a director by virtue of the Act;

(b) becomes bankrupt or makes any arrangement or composition with his or her creditors generally;

(c) becomes prohibited from being a director by reason of any order made under the Act;

(d) becomes disqualified from being a director by virtue of his or her disqualification or removal or the revocation of his or her appointment as a director, as the case may be, under —

      (i)    section 148, 149, 149A, 154, 155, 155A or 155C of the Act;

      (ii)   section 50 or 54 of the Banking Act (Cap. 19);

      (iii)  section 47 of the Finance Companies Act (Cap. 108);

      (iv)  section 57 of the Financial Advisers Act (Cap. 110);

      (v)  section 31, 31A, 35ZJ or 4l(2)(a)(ii) of the Insurance Act (Cap. 142);

      (vi)  section 30AAI of the Monetary Authority of Singapore Act (Cap. 186);

      (vii)  section 12A of the Money-changing and Remittance Businesses Act (Cap. 187);

      (viii) section 22 of the Payment Systems (Oversight) Act (Cap. 222A);

      (ix)    section 44, 46Z, 81P, 81ZJ, 97 or 292A of the Securities and Futures Act (Cap. 289); or

      (x)     section 14 of the Trust Companies Act (Cap. 336);

(e) being a director of a Registered Fund Management Company as defined in the Securities and Futures (Licensing and Conduct of Business) Regulations (Cap. 289, Rg 10), he or she has been removed by the Registered Fund Management Company as director in accordance with those Regulations;

(f) becomes mentally disordered and incapable of managing himself or herself or his or her affairs or a person whose person or estate is liable to be dealt with in any way under the law relating to mental capacity;

(g) subject to section 145 of the Act, resigns his or her office by notice in writing to the company;

(h) for more than 6 months is absent without permission of the directors from meetings of the directors held during that period;

(i) without the consent of the company in general meeting, holds any other office of profit under the company except that of managing director or manager; or

(j) is directly or indirectly interested in any contract or proposed contract with the company and fails to declare the nature of his or her interest in manner required by the Act.

Powers and duties of directors

77. —(1) The business of a company is managed by or under the direction or supervision of the directors.

(2) The directors may exercise all the powers of a company except any power that the Act or this Constitution requires the company to exercise in general meeting.

78. Without limiting the generality of regulation 77, the directors may exercise all the powers of the company to do all or any of the following for any debt, liability, or obligation of the company or of any third party:

(a) borrow money;

(b) mortgage or charge its undertaking, property, and uncalled capital, or any part of the undertaking, property and uncalled capital;

(c) issue debentures and other securities whether outright or as security.

79. The directors may exercise all the powers of the company in relation to any official seal for use outside Singapore and in relation to branch registers of debenture holders kept in any place outside Singapore.

80. —(1) The directors may from time to time by power of attorney appoint any corporation, firm, limited liability partnership or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for the purposes and with the powers, authorities, and discretions (not exceeding those vested in or exercisable by the directors under this Constitution) and for a period and subject to any conditions as the directors may think fit.

(2) Any powers of attorney granted under paragraph (1) may contain provisions for the protection and convenience of persons dealing with the attorney as the directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities, and discretions vested in the attorney.

81. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the company, must be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any 2 directors or in such other manner as the directors from time to time determine.

82. —(1) The directors must cause minutes to be made of all of the following matters:

(a) all appointments of officers to be engaged in the management of the company’s affairs;

(b) names of directors present at all meetings of the company and of the directors;

(c) all proceedings at all meetings of the company and of the directors.

(2) The minutes referred to in paragraph (1) must be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

Proceedings of directors

83. —(1) The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.

(2) A director may at any time summon a meeting of the directors.

(3) The secretary must, on the requisition of a director, summon a meeting of the directors.

84. —(1) Subject to this Constitution, questions arising at any meeting of directors must be decided by a majority of votes and a determination by a majority of directors is for all purposes treated as a determination of the directors.

(2) In case of an equality of votes the chairman of the meeting has a second or casting vote.

85. —(1) A director must not vote in respect of any transaction or proposed transaction with the company in which the director is interested, or in respect of any matter arising from such transaction or proposed transaction.

(2) If a director referred to in paragraph (1) does vote in respect of any transaction or proposed transaction referred to in that paragraph, the director’s vote must not be counted.

86. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed is 2.

87. —(1) Subject to paragraph (2), the directors may act despite any vacancy in their body.

(2) If and so long as the number of directors is reduced below the number fixed by this Constitution as the necessary quorum of directors, the continuing directors or director may not act except for the purpose of increasing the number of directors to that number or for the purpose of summoning a general meeting of the company.

88. —(1) The directors may elect a chairman of their meetings and determine the period for which the chairman is to hold office.

(2) If no chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

89. —(1) The directors may delegate any of their powers to committees consisting of any member or members of their body as the directors think fit.

(2) Any committee formed under paragraph (1) must in the exercise of the delegated powers conform to any regulation that may be imposed on it by the directors.

90. —(1) A committee may elect a chairman of its meetings.

(2) If no chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

91. —(1) A committee may meet and adjourn as it thinks proper.

(2) Questions arising at any meeting must be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman has a second or casting vote.

92. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director is as valid as if every such person had been duly appointed and was qualified to be a director, even if it is afterwards discovered that —

(a) there was some defect in the appointment of any director or person acting as a director; or

(b) the directors or person acting as a director or any of them were disqualified.

93. —(1) A resolution in writing, signed by all the directors for the time being entitled to receive notice of a meeting of the directors, is as valid and effectual as if it had been passed at a meeting of the directors duly convened and held.

(2) Any resolution in writing under paragraph (1) may consist of several documents in like form, each signed by one or more directors.

94. Where the company has only one director, the director may pass a resolution by recording it and signing the record.

Managing directors

95. —(1) The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment.

(2) A director appointed under paragraph (1) is not, while holding the office of managing director, subject to retirement by rotation or to be taken into account in determining the rotation of retirement of directors, but his or her appointment automatically determines if he or she ceases from any cause to be a director.

96. A managing director may, subject to the terms of any agreement entered into in any particular case, receive remuneration by one or more of the following ways as the directors may determine:

(a) salary;

(b) commission;

(c) participation in profits.

97. The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

Alternate directors and substitute directors

98. —(1) Any director (called in this regulation the appointer) may, with the approval of the board of directors, appoint any person, whether a member of the company or not, to be an alternate or substitute director in the appointer’s place for any period as the appointer thinks fit.

(2) Any person holding office as an alternate or substitute director is entitled to notice of meetings of the directors and to attend and vote at meetings of the directors, and to exercise all the powers of the appointer in the appointer’s place.

(3) An alternate or substitute director —

(a) is not required to hold any shares to qualify him or her for appointment; and

(b) must vacate office if the appointer vacates office as a director or removes the appointee from office.

(4) Any appointment or removal under this regulation must be effected by notice in writing under the hand of the director making the appointment or removal.

Associate directors

99. —(1) The directors may from time to time appoint any person to be an associate director and may from time to time cancel any such appointment.

(2) The directors may fix, determine and vary the powers, duties and remuneration of any person appointed as an associate director.

(3) A person appointed as an associate director —

(a) is not required to hold any shares to qualify him or her for appointment; and

(b) does not have any right to attend or vote at any meeting of directors except by the invitation and with the consent of the directors.

Secretary

100. —(1) The secretary must be appointed by the directors in accordance with the Act for any term, at any remuneration, and upon any conditions as the directors think fit.

(2) Any secretary appointed under paragraph (1) may be removed by the directors.

Seal

101. —(1) The directors must provide for the safe custody of the seal.

(2) The seal must only be used by the authority of the directors or of a committee of the directors authorised by the directors to use the seal.

(3) Every instrument to which the seal is affixed must be signed by a director and must be countersigned by the secretary or by a second director or by another person appointed by the directors for the purpose of countersigning the instrument to which the seal is affixed.

Financial statements

102. —(1) The directors must —

(a) cause proper accounting and other records to be kept;

(b) distribute copies of financial statements and other documents as required by the Act; and

(c) determine whether, to what extent, at what times and places, and under what conditions or regulations the accounting and other records of the company are open to the inspection of members who are not directors.

(2) No member (who is not a director) has any right of inspecting any account or book or paper of the company except as conferred by statute or authorised by the directors or by the company in general meeting.

Dividends and reserves

103. The company in general meeting may declare dividends, but any dividend declared must not exceed the amount recommended by the directors.

104. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

105. No dividend is to —

(a) be paid otherwise than out of profits; or

(b) bear interest against the company.

106. —(1) The directors may, before recommending any dividend —

(a) set aside out of the profits of the company sums as they think proper as reserves; or

(b) carry forward any profits which they may think prudent not to divide, without placing the profits to reserve.

(2) The reserves set aside under paragraph (1)(a) —

(a) are, at the discretion of the directors, to be applied for any purpose to which the profits of the company may be properly applied; and

(b) may, pending any application under sub-paragraph (a) and at the discretion of the directors, be employed in the business of the company or be invested in any investments (other than shares in the company) as the directors may from time to time think fit.

107. —(1) Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends must be declared and paid by reference to the amounts paid or credited as paid on the shares in respect of which the dividend is paid.

(2) For the purposes of paragraph (1), no amount paid or credited as paid on a share in advance of calls is to be treated for the purposes of this regulation as paid on the share.

(3) All dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

(4) If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

108. The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by the member to the company on account of calls or otherwise in relation to the shares of the company.

109. —(1) Any general meeting declaring a dividend or bonus may by resolution direct payment of the dividend or bonus wholly or partly by the distribution of specific assets, including —

(a) paid-up shares of any other company;

(b) debentures or debenture stock of any other company; or

(c) any combination of any specific assets,

and the directors must give effect to the resolution.

(2) Where any difficulty arises with regard to a distribution directed under paragraph (1), the directors may do all or any of the following:

(a) settle the distribution as they think expedient;

(b) fix the value for distribution of the specific assets or any part of the specific assets;

(c) determine that cash payments be made to any members on the basis of the value fixed by the directors, in order to adjust the rights of all parties;

(d) vest any specific assets in trustees as may seem expedient to the directors.

110. —(1) Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed —

(a) in the case of joint holders —

      (i) to the registered address of the joint holder who is first named on the electronic register of members; or

      (ii) to a person or to an address as the joint holders may in writing direct; or

(b) in any other case —

      (i) to the registered address of the holder; or

      (ii) to a person or to an address as the holder may in writing direct.

(2) Every cheque or warrant made under paragraph (1) must be made payable to the order of the person to whom it is sent.

(3) Any one of 2 or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

Capitalisation of profits

111. —(1) The company in general meeting may, upon the recommendation of the directors, resolve to capitalise any part of the amount for the time being standing to the credit of any of the company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution.

(2) The amount capitalised under paragraph (1) is set free for distribution amongst the members who would have been entitled to the amount had it been distributed by way of dividend and in the same proportions subject to the following conditions:

(a) the capitalised amount must not be paid in cash;

(b) the capitalised amount must be applied in or towards either or both of the following:

      (i) paying up any amounts for the time being unpaid on any shares held by the members respectively;

      (ii) paying up in full unissued shares or debentures of the company to be allotted, distributed and credited as fully paid up to and amongst such members in the same proportions.

112. —(1) Whenever a resolution under regulation 111(1) has been passed, the directors must —

(a) make all appropriations and applications of the undivided profits resolved to be capitalised by the resolution;

(b) make all allotments and issues of fully-paid shares or debentures, if any; and

(c) do all acts and things required to give effect to the resolution.

(2) The directors have full power to —

(a) make provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions; and

(b) authorise any person to enter on behalf of all the members entitled to the distribution into an agreement with the company providing —

      (i) for the allotment to the members respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon the capitalisation; or

      (ii) for the payment up by the company on the member’s behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the profits resolved to be capitalised, and any agreement made under such authority is effective and binding on all members entitled to the distribution.

Notices

113. —(1) A notice may be given by the company to any member either personally or by sending it by post to the member —

(a) at the member’s registered address; or

(b) if the member has no registered address in Singapore, to the address, if any, in Singapore supplied by the member to the company for the giving of notices to the member.

(2) Where a notice is sent by post, service of the notice is treated as effected by properly addressing, prepaying, and posting a letter containing the notice.

(3) Where a notice is sent by post, service of the notice is treated as effected —

(a) in the case of a notice of a meeting, on the day after the date of its posting; and

(b) in any other case, at the time at which the letter would be delivered in the ordinary course of post.

114. —(1) A notice may also be sent or supplied by the company by electronic means to a member who has agreed generally or specifically that the notice may be given by electronic means and who has not revoked that agreement.

(2) Where the notice is given by electronic means, service of the notice is treated as effected properly by sending or supplying it to an address specified for the purpose by the member generally or specifically.

115. A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the electronic register of members in respect of the share.

116. —(1) A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to the persons by —

(a) name;

(b) the title of representatives of the deceased, or assignee of the bankrupt; or

(c) any like description.

(2) The notice referred to in paragraph (1) may be given —

(a) at the address, if any, in Singapore supplied for the purpose by the persons claiming to be so entitled; or

(b) if no address in Singapore has been supplied, by giving the notice in any manner in which notice might have been given if the death or bankruptcy had not occurred.

117. —(1) Notice of every general meeting must be given in any manner authorised in regulations 113 to 116 to —

(a) every member;

(b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his or her death or bankruptcy, would be entitled to receive notice of the meeting; and

(c) the auditor for the time being of the company.

(2) No other person is entitled to receive notices of general meetings.

Winding up

118. —(1) If the company is wound up, the liquidator may, with the sanction of a special resolution of the company —

(a) divide amongst the members in kind the whole or any part of the assets of the company, whether they consist of property of the same kind or not;

(b) set a value as the liquidator considers fair upon the property referred to in sub-paragraph (a);

(c) determine how the division of property is to be carried out as between the members or different classes of members; and

(d) vest the whole or any part of the assets of the company in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit.

(2) No member is compelled to accept any shares or other securities on which there is any liability.

Indemnity

119. Every officer of the company is to be indemnified out of the assets of the company against any liability (other than any liability referred to in section 172B(l)(a) or (b) of the Act) incurred by the officer to a person other than the company attaching to the officer in connection with any negligence, default, breach of duty or breach of trust.

120. Every auditor is to be indemnified out of the assets of the company against any liability incurred by the auditor in defending any proceedings, whether civil or criminal, in which judgment is given in the auditor’s favour or in which the auditor is acquitted or in connection with any application under the Act in which relief is granted to the auditor by the Court in respect of any negligence, default, breach of duty or breach of trust.